UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2007

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2007, Michael R. Garone accepted the position of Chief Financial Officer of Emisphere Technologies, Inc. (the "Company"), effective August 29, 2007.

Prior to accepting the position as Chief Financial Officer, Mr. Garone, who is 49 years old, served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd. Mr. Garone previously spent 20 years at AT&T, where he held several positions, including Chief Financial Officer of AT&T Alascom.

Mr. Garone received his MBA from Columbia University and his BA in Mathematics from Colgate University, Hamilton, NY.

Pursuant to the Company's offer letter dated August 13, 2007:
• Mr. Garone's annual base salary will be $230,000.
• Mr. Garone will be granted options to purchase 75,000 shares at the closing price on the date of hire. The options will vest over a five year period in 15,000 share installments commencing on the first anniversary of the date of grant. The options will expire 10 years from date of the grant.
• Mr. Garone will also participate in other specified compensation and benefit programs generally available to the Company's executives.

A copy of the press release dated August 29, 2007 announcing Mr. Garone's appointment is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1- Press release of Emisphere Technologies, Inc. dated August 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

August 29, 2007	By:	Michael V. Novinski

Name: Michael V. Novinski
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Emisphere Technologies, Inc., dated August 29, 2007